EXHIBIT 10.2

Description of Deferred Compensation Plan of the Company

Deferred Compensation Plan

The Company and its subsidiaries have, from time to time, entered into non-qualified deferred compensation agreements with certain of their officers pursuant to which the officer defers a portion of his or her salary annually until retirement, at which time a monthly benefit will be paid by the Company. Several deferred compensation agreements contain a death benefit feature. The deferred compensation agreements are granted at the discretion of the Boards of Directors of the Company and its subsidiaries.